UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 4, 2011

CIRCOR INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-14962	04-3477276
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25 Corporate Drive, Suite 130 Burlington, Massachusetts		01803-4238
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (781) 270-1200

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-k filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 5, 2011, Circor International, Inc. (the “Company”) announced that Paul M. Coppinger, its Group President, Circor Energy Products, would be leaving the Company effective at the end of the day on May 13, 2011.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Company held its 2011 Annual Meeting of Stockholders on May 4, 2011. The proposals before our stockholders and the results of voting on such proposals were as provided below.

(i) Election of Directors: the following persons were elected as Class III directors for three year terms, such terms to continue until the Annual Meeting of Stockholders to be held in 2014 and until each such director’s successor is duly elected and qualified or until his earlier resignation or removal:

	VOTES FOR	VOTES WITHHELD	VOTES ABSTAINED
A. William Higgins	10,201,154	5,480,953	890,420
C. William Zadel	8,762,774	6,919,333	890,420

(ii) Ratification of the selection by the Audit Committee of the Company’s Board of Directors of Grant Thornton LLP as the Company’s independent auditors for the fiscal year ending December 31, 2011. The voting results for this matter were as follows:

VOTES FOR	VOTES AGAINST	VOTES ABSTAINED	VOTES NON-BROKER
16,564,578	5,324	2,625	0

(iii) Approval of the advisory resolution regarding the compensation of the Company’s Named Executive Officers. The voting results for this matter were as follows:

VOTES FOR	VOTES AGAINST	VOTES ABSTAINED	VOTES NON-BROKER
11,134,353	2,785,898	1,761,856	890,420

(iv) Approval of the frequency at which the Company should include an advisory vote regarding the compensation of the Company’s Named Executive Officers. The voting results for this matter were as follows:

EVERY 1 YEAR	EVERY 2 YEARS	EVERY 3 YEARS	VOTES ABSTAINED	VOTES NON-BROKER
12,369,364	1,289	1,579,551	1,731,903	890,420

Based on these results and consistent with a majority of votes cast with respect to this matter, the Company’s Board of Directors has decided to include an advisory vote on the compensation of the Company’s Named Executive Officers in the Company’s proxy statement each year until the next advisory vote on the frequency of such votes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 6, 2011	CIRCOR INTERNATIONAL, INC.

/s/ Alan J. Glass
	By:	Alan J. Glass
	Title:	Vice President, General Counsel and Secretary

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